UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2006, St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), entered into an Amendment (the “Amendment”) to that certain Agreement and Plan of Merger and Reorganization dated October 3, 2006 (the “Merger Agreement”) by and among St. Bernard, AgaveOne Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of St. Bernard (“Merger Sub”), Singlefin Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of St. Bernard (“Acquisition LLC”), AgaveOne, Inc., a Nevada corporation doing business as Singlefin (“Singlefin”) and Jake Jacoby (“Jacoby”).

The Amendment, among other things, (i) corrected a scrivener’s error in the Merger Agreement relating to the survival period of the representations and warranties made by Singlefin and Jacoby for purposes of their indemnification obligations under the Merger Agreement, and (ii) corrected the working capital deficit of Singlefin to equal its actual working capital deficit as of the date the Merger Agreement was entered into.

The full text of the Amendment is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 17, 2006, pursuant to the terms of the Merger Agreement, as amended, Merger Sub merged with and into Singlefin with Singlefin being the surviving corporation and a wholly-owned subsidiary of St. Bernard (“Merger”). Following the effectiveness of the Merger, Singlefin merged with and into Acquisition LLC with Acquisition LLC being the surviving entity and a wholly-owned subsidiary of St. Bernard.

In connection with the Merger, in exchange for all the outstanding stock and options of Singlefin, Singlefin stockholders and optionholders received or will receive $573,142.59 in cash, and are entitled to receive 471,289 shares of St. Bernard common stock and 47,423 options to acquire St. Bernard common stock. St. Bernard also satisfied or will satisfy $4,771,919.73 in Singlefin indebtedness, including certain indebtedness owed to Singlefin stockholders. Additionally, certain Singlefin employees received bonuses totaling $250,000.

The full text of the Merger Agreement is incorporated by reference as Exhibit 2.1 hereto, and the press release, dated October 17, 2006, announcing the completion of the Merger, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Merger as described in Item 2.01 above, on October 17, 2006, St. Bernard issued 471,289 shares of St. Bernard common stock and 47,423 options to acquire St. Bernard common stock to certain former stockholders and optionholders of Singlefin. The St. Bernard common stock and options issued were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder (“Regulation D”). Each of the recipients of the shares of St. Bernard common stock represented that they were “accredited investors” as defined in Regulation D and that they intended to acquire the St. Bernard stock and options for investment only and not with a view to distribution of such securities.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of Singlefin required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment within 71 calendar days after the filing of this Current Report.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment within 71 calendar days after the filing of this Current Report.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of October 3, 2006, by and among St. Bernard Software, Inc., AgaveOne Acquisition Corp., Singlefin Acquisition, LLC, AgaveOne, Inc. (d/b/a Singlefin) and Jake Jacoby (incorporated by reference to St. Bernard’s Current Report on Form 8-K filed with the SEC on October 6, 2006).

2.2	Amendment to Agreement and Plan of Merger and Reorganization dated as of October 16, 2006, by and among St. Bernard Software, Inc., AgaveOne Acquisition Corp., Singlefin Acquisition, LLC, AgaveOne, Inc. (d/b/a Singlefin) and Jake Jacoby.

99.1	Press Release dated October 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: October 19, 2006	By:	/s/ Alfred Riedler
Alfred Riedler
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization dated as of October 3, 2006, by and among St. Bernard Software, Inc., AgaveOne Acquisition Corp., Singlefin Acquisition, LLC, AgaveOne, Inc. (d/b/a Singlefin) and Jake Jacoby (incorporated be reference to St. Bernard’s Current Report on Form 8-K filed with the SEC on October 6, 2006).

2.2	Amendment to Agreement and Plan of Merger and Reorganization dated as of October 16, 2006, by and among St. Bernard Software, Inc., AgaveOne Acquisition Corp., Singlefin Acquisition, LLC, AgaveOne, Inc. (d/b/a Singlefin) and Jake Jacoby.

99.1	Press Release dated October 17, 2006.